UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 29, 2008

Abigail Adams National Bancorp, Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10971	52-1508198
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1130 Connecticut Avenue, Washington, District of Columbia		20036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-772-3749

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2008, Abigail Adams National Bancorp, Inc. (the "Company"), the holding company for The Adams National Bank (the "Bank") and Consolidated Bank & Trust Company ("Consolidated"), announced that Ms. Jeanne Delaney Hubbard, Chairwoman, President and Chief Executive Officer of the Bank and the Company, resigned from all positions at the Company, Bank and all affiliated entities, effective September 4, 2008. Ms. Hubbard will not continue to serve as a director or officer of the Company, Bank or any affiliated entity following her resignation.

No Acting President or Chief Executive Officer has been designated by the Company at the present time. The Company is in the process of evaluating potential replacements for President and Chief Executive Officer.

For more information regarding Ms. Hubbard’s resignation, please see the press release dated September 2, 2008, attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of businesses acquired. Not Applicable.

(b) Pro forma financial information. Not Applicable.

(c) Exhibits.

The following Exhibit is attached as part of this report:

99.1 Press release dated September 2, 2008, announcing the resignation of Jeanne Delaney Hubbard.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abigail Adams National Bancorp, Inc

September 2, 2008	By:	/s/ Karen Troutman

Name: Karen Troutman
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 2, 2008, announcing the resignation of Jeanne Delaney Hubbard